CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Public Auditors" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 10, 2003, in this Registration Statement (Form N-1A No. 33-68124 and 811-7986) of The Alger Institutional Funds.

                                                        /s/ Ernst & Young LLP
                                                        ------------------------
                                                            ERNST & YOUNG LLP

New York, New York
February 25, 2004